Exhibit 99.1

TransEnterix, Inc. Reports Operating and Financial Results for the Second Quarter 2020

August 5, 2020

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)-- August 5, 2020 -- TransEnterix, Inc. (NYSE American: TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced its operating and financial results for the second quarter of 2020.

Recent Highlights

●	Submitted CE Mark application for the initial Intelligent Surgical Unit in the second quarter and expect approval by the end of 2020
●	Filed FDA 510(k) submission for general surgery indication in the third quarter
●	Reduced operating expenses sequentially over the first quarter of 2020 as a result of cost saving initiatives
●	Raised approximately $15.0 million in gross proceeds in an underwritten public offering in July of 2020
●	The Company now expects to have cash to support its operations into the second quarter of 2021
●	Year-to-date, six clinical programs initiated with two additional systems pending installation

“Despite operating in a challenging environment throughout the second quarter, we made significant progress towards our goals for the year, which include increasing system installations, increasing procedure volumes globally, and continuing to gain regulatory approvals for new technologies and expanding indications for use for the Senhance,” said Anthony Fernando, President, and CEO of TransEnterix. “Leveraging the momentum we generated in the first quarter, we were able to sign two new system leases in the quarter while at the same time maintaining the quality of our pipeline. Additionally, we made progress against our portfolio expansion and clinical validation efforts. While procedure volumes were down in the quarter, we saw a strong rebound from April to June which has continued into July. We continue to believe we are well-positioned to deliver on our strategy and bring transformative technology to surgeons, hospitals, and patients globally.”

Commercial and Clinical Update

During the quarter, two Senhance systems were installed, one in the U.S. and one in Europe.

Subsequent to the end of the second quarter, one additional system has been installed in Europe.

Year to date in 2020, the Company has installed six Senhance systems globally and has two systems pending installation.

In late July, the Company filed its 510(k) submission with the FDA for a general surgery indication expansion, as announced on August 4, 2020.

Underwritten Public Offering

On July 6, 2020, the Company announced the closing of an underwritten public offering, raising gross proceeds of approximately $15.0 million, which included the full exercise of the underwriter’s over-allotment option to purchase additional shares.

Second Quarter Financial Results

For the three months ended June 30, 2020, the Company reported revenue of $0.7 million as compared to revenue of $3.6 million in the three months ended June 30, 2019. Revenue in the second quarter of 2020 included no system sales, $0.3 million in system leasing and instruments and accessories, and $0.3 million in services.

For the three months ended June 30, 2020, total operating expenses were $13.6 million, as compared to $22.2 million in the three months ended June 30, 2019.

For the three months ended June 30, 2020, net loss attributable to common stockholders was $14.1 million, or $0.27 per share, as compared to a net loss of $20.2 million, or $1.21 per share, in the three months ended June 30, 2019.

For the three months ended June 30, 2020, the adjusted net loss attributable to common stockholders was $10.9 million, or $0.21 per share, as compared to an adjusted net loss of $19.2 million, or $1.15 per share in the three months ended June 30, 2019, after adjusting for the following items: change in fair value of warrant liabilities, amortization of intangible assets, change in fair value of contingent consideration, and deemed dividend related to the conversion of preferred stock into common stock. Adjusted net loss attributable to common stockholders is a non-GAAP financial measure. See the reconciliation from GAAP to Non-GAAP Measures below.

The Company had cash and cash equivalents and restricted cash of approximately $16.2 million as of June 30, 2020.

As a result of restructuring, cost optimization efforts and recent equity financing, together with anticipated cash received from product and instrument sales and leases, we believe that current cash on hand will be sufficient to meet our anticipated cash needs into the second quarter of 2021.

Business Outlook

Given the continued uncertainty that exists within the global healthcare market, we cannot currently predict the specific extent or duration of the impact of the COVID-19 outbreak on our financial and operating results. As a result, we are not providing forward looking revenue guidance at this time.

Conference Call

TransEnterix, Inc. will host a conference call on Wednesday, August 5, 2020, at 4:30 PM ET to discuss its second quarter 2020 operating and financial results. To listen to the conference call on your telephone, please dial 1-855-327-6837 for domestic callers and 1-631-891-4304 for international callers, and reference conference ID 10010432 approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company’s website.

About TransEnterix

At TransEnterix, Inc., we are digitizing the interface between the surgeon and the patient to improve minimally invasive surgery (MIS) through a new category of care called Digital Laparoscopy. Digitizing the interface enables the use of advanced capabilities like augmented intelligence, connectivity and robotics in laparoscopy, and allows us to address the current clinical, cognitive and economic shortcomings in surgery. The system features the first machine vision system for use in robotic surgery which is powered by the new intelligent Surgical Unit (ISU) that enables augmented intelligence in surgery. The Senhance®️ Surgical System brings the benefits of Digital Laparoscopy to patients around the world while staying true to the principles of value-based healthcare. Learn more about Digital Laparoscopy with the Senhance Surgical System here: https://Senhance.com/. Now available for sale in the US, the EU, Japan, and select other countries. For a complete list of indications for use, please visit: https://www.transenterix.com/indications-for-use/.

Non-GAAP Measures

The adjusted net loss and adjusted net loss per share presented in this press release are non-GAAP financial measures. The adjustments relate to the change in fair value of warrant liabilities, amortization of intangible assets, change in fair value of contingent consideration, restructuring and other charges, acquisition-related costs, deemed dividend related to beneficial conversion feature of the preferred stock, deemed dividend related to the conversion of preferred stock into common stock and the loss from sale of SurgiBot assets. These financial measures are presented on a basis other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). In the tables that follow under "Reconciliation of Non-GAAP Measures,” we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures. These items are adjusted because they are not operational or because these charges are non-cash or non-recurring and management believes these adjustments are meaningful to understanding the Company's performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Forward-Looking Statements

This press release includes statements relating to the current market development and operational plans for the Senhance System, as well as 2020 second quarter financial results and plans for 2020. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include the extent of the impact of the COVID-19 pandemic on our current and future results of operations, whether we will be well-positioned to deliver on our strategy and bring transformative technology to surgeons, hospitals and patients globally, whether we have cash on hand sufficient, together with anticipated cash received from product and instrument sales and leases, to meet our anticipated cash needs into the second quarter of 2021 and whether we can meet the operational goals we have set forth for 2020. For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019, which we filed on March 16, 2020 and our other SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TransEnterix, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Product	$315	$3,342	$557	$5,171
Service	340	297	698	649
Total revenue	655	3,639	1,255	5,820
Cost of revenue:
Product	720	2,956	1,633	4,229
Service	693	980	1,518	2,174
Total cost of revenue	1,413	3,936	3,151	6,403
Gross loss	(758)	(297)	(1,896)	(583)
Operating Expenses:
Research and development	4,257	6,295	8,191	11,950
Sales and marketing	2,901	7,868	7,154	15,542
General and administrative	3,619	4,489	6,968	9,049
Amortization of intangible assets	2,619	2,585	5,183	5,196
Change in fair value of contingent consideration	212	960	1,268	1,958
Restructuring and other charges	—	—	858	—
Acquisition related costs	—	—	—	45
Loss from sale of SurgiBot assets, net	—	—	—	97
Total Operating Expenses	13,608	22,197	29,622	43,837
Operating Loss	(14,366)	(22,494)	(31,518)	(44,420)
Other Income (Expense):
Change in fair value of warrant liabilities	(114)	2,528	(269)	2,422
Interest income	4	178	31	496
Interest expense	—	(1,061)	—	(2,177)
Other expense	(55)	(191)	(70)	(496)
Total Other Income (Expense), net	(165)	1,454	(308)	245
Loss before income taxes	(14,531)	(21,040)	(31,826)	(44,175)
Income tax benefit	691	869	1,388	1,479
Net loss	(13,840)	(20,171)	(30,438)	(42,696)
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	(412)	—
Deemed dividend related to conversion of preferred stock into common stock	(299)	—	(299)	—
Net loss attributable to common stockholders	(14,139)	(20,171)	(31,149)	(42,696)
Comprehensive loss:
Net loss	(13,840)	(20,171)	(30,438)	(42,696)
Foreign currency translation gain (loss)	962	1,240	90	(709)
Comprehensive loss	$(12,878)	$(18,931)	$(30,348)	$(43,405)

Net loss per common share attributable to common stockholders – basic	$(0.27)	$(1.21)	$(0.77)	$(2.56)
Net loss per common share attributable to common stockholders – diluted	$(0.27)	$(1.35)	$(0.77)	$(2.68)

Weighted average number of shares used in computing net loss per common share – basic	52,351	16,729	40,628	16,703
Weighted average number of shares used in computing net loss per common share – diluted	52,351	16,814	40,628	16,814

TransEnterix, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$15,603	$9,598
Accounts receivable, net	971	620
Inventories	10,857	10,653
Other current assets	6,881	7,084
Total Current Assets	34,312	27,955
Restricted cash	627	969
Inventories, net of current portion	6,334	7,594
Property and equipment, net	6,963	4,706
Intellectual property, net	25,802	28,596
In-process research and development	—	2,470
Net deferred tax assets	40	—
Other long term assets	1,896	2,489
Total Assets	$75,974	$74,779
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,347	$3,579
Accrued expenses	6,840	8,553
Deferred revenue – current portion	868	818
Contingent consideration – current portion	—	73
Total Current Liabilities	10,055	13,023
Long Term Liabilities:
Deferred revenue – less current portion	—	27
Contingent consideration – less current portion	2,278	1,011
Notes payable - net of issuance costs	2,815	—
Warrant liabilities	187	2,388
Net deferred tax liabilities	—	1,392
Other long term liabilities	1,082	1,403
Total Liabilities	16,417	19,244
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at June 30, 2020 and December 31, 2019; 56,902,140 and 20,691,301 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	57	21
Preferred stock, $0.01 par value, 25,000,000 shares authorized, including 7,937,057 and 0 shares of Series A Convertible Preferred Stock at June 30, 2020 and December 31, 2019, and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	754,818	720,484
Accumulated deficit	(694,038)	(663,600)
Accumulated other comprehensive loss	(1,280)	(1,370)
Total Stockholders’ Equity	59,557	55,535
Total Liabilities and Stockholders’ Equity	$75,974	$74,779

TransEnterix, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2020	2019
Operating Activities:
Net loss	$(30,438)	$(42,696)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Loss from sale of SurgiBot assets, net	—	97
Depreciation	1,162	1,126
Amortization of intangible assets	5,183	5,196
Amortization of debt discount and debt issuance costs	—	622
Amortization of short-term investment discount	—	(300)
Stock-based compensation	3,856	6,336
Interest expense on deferred consideration – MST acquisition	—	387
Deferred tax benefit	(1,388)	(1,479)
Write down of inventory	—	761
Change in fair value of warrant liabilities	269	(2,422)
Change in fair value of contingent consideration	1,268	1,958
Changes in operating assets and liabilities:
Accounts receivable	(350)	2,808
Interest receivable	—	(4)
Inventories	(2,332)	(10,301)
Other current and long term assets	827	(3,689)
Accounts payable	(1,221)	2,499
Accrued expenses	(1,736)	(1,454)
Deferred revenue	22	(862)
Other long term liabilities	(258)	1,879
Net cash and cash equivalents used in operating activities	(25,136)	(39,538)
Investing Activities:
Purchase of short-term investments	—	(12,883)
Proceeds from maturities of short-term investments	—	55,000
Purchase of property and equipment	(3)	(189)
Net cash and cash equivalents (used in) provided by investing activities	(3)	41,928
Financing Activities:
Proceeds from issuance of common stock, preferred stock and warrants under 2020 financing, net of issuance costs	13,525	—
Proceeds from issuance of common stock, net of issuance costs	11,212	—
Proceeds from notes payable, net of issuance costs	2,815	(30)
Taxes paid related to net share settlement of vesting of restricted stock units	(33)	(499)
Payment of contingent consideration	(74)	—
Proceeds from exercise of warrants	3,340	534
Net cash and cash equivalents provided by (used in) financing activities	30,785	5
Effect of exchange rate changes on cash and cash equivalents	17	(32)
Net increase in cash, cash equivalents and restricted cash	5,663	2,363
Cash, cash equivalents and restricted cash, beginning of period	10,567	21,651
Cash, cash equivalents and restricted cash, end of period	$16,230	$24,014
Supplemental Disclosure for Cash Flow Information
Interest paid	$—	$1,528
Supplemental Schedule of Non-cash Investing and Financing Activities
Transfer of inventories to property and equipment	$3,403	$415
Exchange of common stock for Series B Warrants	$2,470	$—
Transfer of in-process research and development to intellectual property	$2,425	$—
Conversion of preferred stock to common stock	$79	$—

TransEnterix, Inc.
Reconciliation of Non-GAAP Measures
Adjusted Net Loss and Net Loss per Share
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
(Unaudited, U.S. Dollars, in thousands)
Net loss attributable to common stockholders (GAAP)	$(14,139)	$(20,171)	$(31,149)	$(42,696)

Adjustments
Loss from sale of SurgiBot assets, net	—	—	—	97
Amortization of intangible assets	2,619	2,585	5,183	5,196
Change in fair value of contingent consideration	212	960	1,268	1,958
Acquisition related costs	—	—	—	45
Change in fair value of warrant liabilities	114	(2,528)	269	(2,422)
Restructuring and other charges	—	—	858	—
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	412	—
Deemed dividend related to conversion of preferred stock into common stock	299	—	299	—
Adjusted net loss attributable to common stockholders (Non-GAAP)	$(10,895)	$(19,154)	$(22,860)	$(37,822)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited, per basic share)	2020	2019	2020	2019
Net loss per share attributable to common stockholders (GAAP)	$(0.27)	$(1.21)	$(0.77)	$(2.56)

Adjustments
Loss from sale of SurgiBot assets, net	—	—	—	0.01
Amortization of intangible assets	0.05	0.15	0.13	0.31
Change in fair value of contingent consideration	0.00	0.07	0.03	0.13
Acquisition related costs	—	—	—	0.00
Change in fair value of warrant liabilities	0.00	(0.15)	0.01	(0.15)
Restructuring and other charges	—	—	0.02	—
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	0.01	—
Deemed dividend related to conversion of preferred stock into common stock	0.01	—	0.01	—
Adjusted net loss per share attributable to common stockholders (Non-GAAP)	$(0.21)	$(1.14)	$(0.56)	$(2.26)

The non-GAAP financial measures for the three and six months ended June 30, 2020 and 2019 provide management with additional insight into the Company’s results of operations from period to period without non-recurring and non-cash charges, and are calculated using the following adjustments:

a) Loss from sale of SurgiBot assets relates to additional outside service costs to transfer the assets in connection with the sale of SurgiBot assets to Great Belief International Limited.

b)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 5 to 10 years.

c)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

d)   Acquisition related costs were incurred in connection with the MST purchase agreement and consist of legal, accounting, and other costs.

e)   The Company’s Series B Warrants are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk-free interest rate for the term of the warrant. The warrant liability is revalued at each reporting period or upon exercise and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

f) During the fourth quarter of 2019, we announced the implementation of a restructuring plan to reduce operating expenses as we continue the global market development of the Senhance platform. During March 2020, the Company continued the restructuring efforts with additional headcount reductions which resulted in $0.9 million related to severance costs in the six months ended June 30, 2020.

g) During the first quarter of 2020, the Company closed an underwritten public offering under which it issued, as part of units and the exercise of an over-allotment option, 25,367,646 Series C Warrants, each to acquire one share of Common Stock at an exercise price of $0.68 per share, and 25,367,646 Series D Warrants, each to acquire one share of Common Stock at an exercise price of $0.68 per share. The Company concluded that the Series C Warrants and Series D Warrants are considered equity instruments. The fair value of the Series C and Series D Warrants on the issuance date was determined using a Black-Scholes Merton model. The unit proceeds were then allocated to the Series A preferred stock, Series C Warrants, and Series D Warrants, respectively, based on their relative fair values. As a result, the Company determined that a beneficial conversion feature was created by the difference between the effective conversion price of the preferred stock of $0.37 and the fair value of the Company's common stock as of the issuance date of $0.42. The Company therefore recorded a beneficial conversion charge of $0.4 million as an immediate charge to earnings available to common stockholders for the six months ended June 30, 2020. Upon conversion of the preferred stock to common stock during the three months ended June 30, 2020, an additional deemed dividend of $0.3 million was recorded as an immediate charge to earnings available to common stockholders for the three and six months ended June 30, 2020.

Investors:

Mark Klausner, 443-213-0501

invest@transenterix.com

or

Media:

Terri Clevenger, 203-856-8297

terri.clevenger@icrinc.com